Facebook Reports Second Quarter 2021 Results

MENLO PARK, Calif. – July 28, 2021 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended June 30, 2021.

"We had a strong quarter as we continue to help businesses grow and people stay connected," said Mark Zuckerberg, Facebook founder and CEO. "I'm excited to see our major initiatives around creators and community, commerce, and building the next computing platform coming together to start to bring the vision of the metaverse to life."

Second Quarter 2021 Financial Highlights

	Three Months Ended June 30,		Year-over-Year % Change
In millions, except percentages and per share amounts	2021	2020
Revenue:
Advertising	$28,580	$18,321	56%
Other	497	366	36%
Total revenue	29,077	18,687	56%
Total costs and expenses	16,710	12,724	31%
Income from operations	$12,367	$5,963	107%
Operating margin	43%	32%
Provision for income taxes	$2,119	$953	122%
Effective tax rate	17%	16%
Net income	$10,394	$5,178	101%
Diluted earnings per share (EPS)	$3.61	$1.80	101%

Second Quarter 2021 Operational and Other Financial Highlights

•Facebook daily active users (DAUs) – DAUs were 1.91 billion on average for June 2021, an increase of 7% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.90 billion as of June 30, 2021, an increase of 7% year-over-year.
•Family daily active people (DAP) – DAP was 2.76 billion on average for June 2021, an increase of 12% year-over-year.
•Family monthly active people (MAP) – MAP was 3.51 billion as of June 30, 2021, an increase of 12% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $4.74 billion for the second quarter of 2021.
•Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $64.08 billion as of June 30, 2021.
•Headcount – Headcount was 63,404 as of June 30, 2021, an increase of 21% year-over-year.

CFO Outlook Commentary

Advertising revenue growth in the second quarter of 2021 was driven by a 47% year-over-year increase in the average price per ad and a 6% increase in the number of ads delivered. Similar to the second quarter, we expect that advertising revenue growth will be driven primarily by year-over-year advertising price increases during the rest of 2021.

In the third and fourth quarters of 2021, we expect year-over-year total revenue growth rates to decelerate significantly on a sequential basis as we lap periods of increasingly strong growth. When viewing growth on a two-year basis to exclude the impacts from lapping the COVID-19 recovery, we expect year-over-two-year total revenue growth to decelerate modestly in the second half of 2021 compared to the second quarter growth rate.

We continue to expect increased ad targeting headwinds in 2021 from regulatory and platform changes, notably the recent iOS updates, which we expect to have a greater impact in the third quarter compared to the second quarter. This is factored into our outlook.

As noted in recent earnings calls, we continue to monitor developments regarding the viability of transatlantic data transfers and their potential impact on our European operations.

We expect 2021 total expenses to be in the range of $70-73 billion, unchanged from our prior outlook. The year-over-year growth in expenses is driven primarily by investments in technical and product talent, infrastructure, and consumer hardware-related costs. Our expense outlook reflects our commitment to invest ahead of the compelling long-term growth opportunities we see across our product portfolio.

We expect 2021 capital expenditures to be in the range of $19-21 billion, unchanged from our prior estimate. Our capital expenditures are driven primarily by our investments in data centers, servers, network infrastructure, and office facilities.

We expect our full-year 2021 tax rate to be in the high-teens.

Webcast and Conference Call Information
Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) and Instagram account (https://www.instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (402) 977-9140 or +1 (800) 633-8284, conference ID 21995877.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook's apps and technologies to connect with friends and family, find communities and grow businesses.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic on our business and financial results; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on April 29, 2021, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. In addition, please note that the date of this press release is July 28, 2021, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and six months ended June 30, 2021 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$29,077	$18,687	$55,248	$36,423
Costs and expenses:
Cost of revenue	5,399	3,829	10,530	7,288
Research and development	6,096	4,462	11,293	8,477
Marketing and sales	3,259	2,840	6,102	5,627
General and administrative	1,956	1,593	3,578	3,175
Total costs and expenses	16,710	12,724	31,503	24,567
Income from operations	12,367	5,963	23,745	11,856
Interest and other income, net	146	168	271	136
Income before provision for income taxes	12,513	6,131	24,016	11,992
Provision for income taxes	2,119	953	4,124	1,911
Net income	$10,394	$5,178	$19,892	$10,081
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$3.67	$1.82	$7.00	$3.54
Diluted	$3.61	$1.80	$6.90	$3.51
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,834	2,850	2,841	2,851
Diluted	2,877	2,879	2,881	2,876
Share-based compensation expense included in costs and expenses:
Cost of revenue	$163	$117	$281	$211
Research and development	1,967	1,261	3,376	2,260
Marketing and sales	239	187	413	336
General and administrative	179	130	309	223
Total share-based compensation expense	$2,548	$1,695	$4,379	$3,030

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$16,186	$17,576
Marketable securities	47,894	44,378
Accounts receivable, net of allowances of $108 and $114 as of June 30, 2021 and December 31, 2020, respectively	11,698	11,335
Prepaid expenses and other current assets	4,919	2,381
Total current assets	80,697	75,670
Equity investments	6,393	6,234
Property and equipment, net	50,909	45,633
Operating lease right-of-use assets, net	10,525	9,348
Intangible assets, net	514	623
Goodwill	19,219	19,050
Other assets	2,352	2,758
Total assets	$170,609	$159,316

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$973	$1,331
Partners payable	949	1,093
Operating lease liabilities, current	1,051	1,023
Accrued expenses and other current liabilities	11,510	11,152
Deferred revenue and deposits	391	382
Total current liabilities	14,874	14,981
Operating lease liabilities, non-current	10,956	9,631
Other liabilities	6,552	6,414
Total liabilities	32,382	31,026
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	52,845	50,018
Accumulated other comprehensive income	285	927
Retained earnings	85,097	77,345
Total stockholders' equity	138,227	128,290
Total liabilities and stockholders' equity	$170,609	$159,316

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$10,394	$5,178	$19,892	$10,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,985	1,704	3,958	3,301
Share-based compensation	2,548	1,695	4,379	3,030
Deferred income taxes	229	214	647	690
Other	(21)	43	(88)	49
Changes in assets and liabilities:
Accounts receivable	(1,366)	(122)	(517)	1,924
Prepaid expenses and other current assets	(1,852)	(325)	(2,313)	(353)
Other assets	(185)	3	(195)	(15)
Accounts payable	116	(56)	(134)	(100)
Partners payable	(61)	11	(133)	(158)
Accrued expenses and other current liabilities	1,482	(3,995)	(200)	(3,016)
Deferred revenue and deposits	3	15	9	(1)
Other liabilities	(26)	(487)	184	(554)
Net cash provided by operating activities	13,246	3,878	25,489	14,878
Cash flows from investing activities
Purchases of property and equipment	(4,612)	(3,255)	(8,884)	(6,813)
Purchases of marketable securities	(10,297)	(6,179)	(16,528)	(14,063)
Sales of marketable securities	4,687	2,617	6,337	5,381
Maturities of marketable securities	2,347	3,224	6,327	7,868
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(259)	(339)	(259)	(372)
Other investing activities	(61)	(245)	(62)	(288)
Net cash used in investing activities	(8,195)	(4,177)	(13,069)	(8,287)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,354)	(753)	(2,432)	(1,444)
Repurchases of Class A common stock	(7,079)	(1,369)	(11,018)	(2,618)
Principal payments on finance leases	(123)	(109)	(274)	(209)
Net change in overdraft in cash pooling entities	53	63	3	(17)
Other financing activities	(45)	16	(13)	114
Net cash used in financing activities	(8,548)	(2,152)	(13,734)	(4,174)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	117	93	(129)	(127)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(3,380)	(2,358)	(1,443)	2,290
Cash, cash equivalents, and restricted cash at beginning of the period	19,891	23,927	17,954	19,279
Cash, cash equivalents, and restricted cash at end of the period	$16,511	$21,569	$16,511	$21,569

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$16,186	$21,045	$16,186	$21,045
Restricted cash, included in prepaid expenses and other current assets	201	308	201	308
Restricted cash, included in other assets	124	216	124	216
Total cash, cash equivalents, and restricted cash	$16,511	$21,569	$16,511	$21,569

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Supplemental cash flow data
Cash paid for income taxes	$3,387	$1,041	$6,294	$1,250
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$2,249	$1,592	$2,249	$1,592
Acquisition of businesses and other investments in accrued expenses and other current liabilities and other liabilities	$73	$316	$73	$316
Other current assets through financing arrangements in accrued expenses and other current liabilities	$381	$—	$381	$—
Repurchases of Class A common stock in accrued expenses and other current liabilities	$310	$46	$310	$46

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP revenue	$29,077	$18,687	$55,248	$36,423
Foreign exchange effect on 2021 revenue using 2020 rates	(982)		(1,688)
Revenue excluding foreign exchange effect	$28,095		$53,560
GAAP revenue year-over-year change %	56%		52%
Revenue excluding foreign exchange effect year-over-year change %	50%		47%
GAAP advertising revenue	$28,580	$18,321	$54,018	$35,760
Foreign exchange effect on 2021 advertising revenue using 2020 rates	(975)		(1,670)
Advertising revenue excluding foreign exchange effect	$27,605		$52,348
GAAP advertising revenue year-over-year change %	56%		51%
Advertising revenue excluding foreign exchange effect year-over-year change %	51%		46%

Net cash provided by operating activities	$13,246	$3,878	$25,489	$14,878
Purchases of property and equipment	(4,612)	(3,255)	(8,884)	(6,813)
Principal payments on finance leases	(123)	(109)	(274)	(209)
Free cash flow(1)	$8,511	$514	$16,331	$7,856
____________________________________
(1) Free cash flow in the second quarter and the first six months of 2020 reflects the $5.0 billion FTC settlement that was paid in April 2020.